EXHIBIT 10.11
FISHER SCIENTIFIC INTERNATIONAL INC.
2005 EQUITY AND INCENTIVE PLAN, AS AMENDED FOR AWARDS
GRANTED ON OR AFTER NOVEMBER 9, 2006
NON-QUALIFIED STOCK OPTION AWARD AGREEMENT
     THIS AGREEMENT is made by and between THERMO FISHER SCIENTIFIC INC., a Delaware corporation (the “Company”), and [___], (“Optionee”), as of [___].
RECITALS
     A. The Company has adopted and approved the Fisher Scientific International Inc. 2005 Equity and Incentive Plan, as amended for awards granted on or after November 9, 2006 (the “Plan”), a copy of which is attached to this Agreement; and
     B. The Committee appointed to administer the Plan has determined that Optionee is eligible to participate in the Plan and that it would be to the advantage and best interest of the Company and its stockholders to grant the Option provided for herein to Optionee; and
     C. This Agreement is prepared in conjunction with and under the terms of the Plan. Terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan; and
     D. Optionee has accepted the grant of the Option and agreed to the terms and conditions hereinafter stated.
     NOW THEREFORE, IN CONSIDERATION OF THE FOREGOING RECITALS AND OF THE PROMISES AND CONDITIONS HEREIN CONTAINED, IT IS AGREED AS FOLLOWS:
ARTICLE I
GRANT OF OPTION
Section 1.1 — Grant of Option.
     Subject to the provisions of this Agreement, the provisions of the Plan, the provisions of the Company’s current agreement relating to intellectual property, confidential information, competitive activities, non-solicitation and dispute resolution in effect at the time between the Company and [          ], the Company has granted

effective [___] (the “Grant Date”) to Optionee the right and option to purchase all or any part of [ ] shares of common stock, par value $1.00 per share (“Stock”), of the Company. The Option granted pursuant to this Agreement is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).
Section 1.2 — Exercise Price.
     The exercise price of the Option shall be $[ ] per share of Stock subject to the Option.
ARTICLE II
VESTING AND EXERCISABILITY
Section 2.1 — Vesting and Exercisability.
     (i) Vesting Schedule. Except as otherwise provided herein or in the Plan, the Option shall become 100 percent vested three years from the date of grant, if Optionee has continuously provided services to the Company, a Subsidiary or Affiliate or has been continuously employed by the Company, a Subsidiary or Affiliate until such date. Prior to becoming 100 percent vested, the Option shall become exercisable in three cumulative installments as follows and shall remain exercisable until the seventh anniversary of the date of grant (the “Option Term”), subject to the forfeiture provisions set forth in Section 2.2(a):

Date First Available
%	Number of Shares	For Exercise
[ ]%	[ ]	[ ]
[ ]%	[ ]	[ ]
[ ]%	[ ]	[ ]
     (ii) Accelerated Vesting. If the Optionee’s employment or service terminates because of Optionee’s death or Disability during the Option Term, the Option shall become 100 percent vested and exercisable (regardless of the extent to which such Option was then vested) as of the date of termination of the Optionee’s employment or service.
Section 2.2 — Expiration of Option.
     (a) Except as set forth herein or in subsections (b), (c), (d) or (e) below, an Option may not be exercised unless the Optionee is then in the employ of, maintains an independent contractor relationship with, or is a director of, the Company or a Subsidiary or an Affiliate (or a company or a parent or subsidiary company of such company issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies), and unless the Optionee has remained continuously so employed, or continuously maintained such relationship, since the date of grant of the Option.
     (b) If the Optionee’s employment or service terminates because of Optionee’s death or Disability, all of the Optionee’s Options (regardless of the extent to which such Options are then exercisable) shall be exercisable as of such date of termination and remain outstanding until the earlier of (i) one (1) year from the date of termination or (ii) the expiration of the term of the Option.
     (c) If the Optionee’s employment or service terminates upon the Optionee’s retirement from the Company or a Subsidiary or an Affiliate prior to the expiration of the term of the Option then, subject to Section 2.2(e) below, this option shall vest and become 100% exercisable upon the date of such retirement and the right to exercise this option shall terminate eighteen months following such date (but in no event after the expiration of the term of the Option), provided that the retirement date occurs at least one year after the date of grant. For the purposes of this Agreement, an Optionee shall be deemed to have “retired” (i) in the event of a non-employee director of the Company, when he or she ceases to be a director of the Company and (ii) in the event of an employee of the Company or a Subsidiary or an Affiliate, upon his or her resignation from employment with the Company or a Subsidiary or an Affiliate either (A) after the age of 55 and the completion of 10 continuous years of service to the Company or a Subsidiary or an Affiliate comprising at least 20 hours per week or (B) after the age of 60 and the completion of 5 continuous years of service to the Company or a Subsidiary or an Affiliate comprising at least 20 hours per week.
     (d) If the Optionee’s employment or service is terminated for Cause, all vested and unvested outstanding Options granted to such Optionee shall terminate on the date of the Optionee’s termination of employment or service.
     (e) If the Optionee’s employment or service with the Company and its Affiliates and Subsidiaries terminates (including by reason of the Affiliate or Subsidiary which employs the Optionee ceasing to be an Affiliate or Subsidiary of the Company) other than as described in subsections (b), (c) and (d) above, the portions of outstanding Options granted to the Optionee that are exercisable as of the date of such termination of employment or service shall remain exercisable until the earlier of (i) three (3) months following the date of such termination of employment or service and (ii) expiration of the term of the Option and shall thereafter terminate. All additional portions of outstanding Options granted to such Optionee which are not exercisable as of the date of such termination of employment or service, shall terminate upon the date of such termination of employment or service.

ARTICLE III
EXERCISE OF OPTION
Section 3.1 — Manner of Exercise.
     (a) The Option, to the extent then vested and exercisable, shall be exercisable by delivery to the Company of a notice in form acceptable to the Company stating the number of shares as to which the Option is exercised pursuant to this Agreement and a designation of the method of payment of the exercise price with respect to Stock to be purchased.
     (b) The exercise price of the Option, or portion thereof, with respect to Stock to be purchased, shall be paid in full at the time of exercise; payment may be made in cash, which may be paid by check, or other instrument or in any other manner acceptable to the Company. In addition, any amount necessary to satisfy applicable federal, state or local tax requirements shall be paid promptly upon notification of the amount due. The Company may permit, in its sole discretion, such amounts to be paid in Stock previously owned by the employee, or a portion of Stock that otherwise would be distributed to such employee upon exercise of the Option, or a combination of cash and such Stock.
ARTICLE IV
MISCELLANEOUS
Section 4.1 — Transferability of Option.
     Unless the Committee determines otherwise, the Option is nontransferable except by will or the laws of descent and distribution.
Section 4.2 — Taxes and Withholdings.
     Not later than the date of exercise of the Option granted hereunder, Optionee shall pay to the Company or make arrangements satisfactory to the Company regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the exercise of such Option. The Company shall, to the extent permitted or required by law, have the right to deduct from any payment of any kind otherwise due to Optionee any obligations due to the Company and federal, state, and local taxes of any kind required by law to be withheld upon the exercise of such option.
Section 4.3 — Restrictive Covenants.
     If the Optionee engages in any conduct in breach of any noncompetition, nonsolicitation or confidentiality obligations to the Company under any agreement, policy or plan (including the Company’s current agreement relating to intellectual property, confidential information, competitive activities, non-solicitation and dispute resolution in effect at the time), then such conduct shall also be deemed to be a breach of the terms of the Plan and this Agreement. Upon such breach the Option shall be cancelled and, if and to the extent the Option was exercised within a period of 12 months prior to such breach, the Optionee shall be required to return to the Company, upon demand, any cash or equity acquired by Optionee upon such exercise or sale.
Section 4.4 — Governing Law.
     This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Optionee and the Optionee’s legal representative in respect of any questions arising under the Plan or this Agreement.
Section 4.5 — Effect of Agreement.
     Except as otherwise provided hereunder, this Agreement shall be binding upon and shall inure to the benefit of any successor or successors of the Company.
Section 4.6 — Conflicts and Interpretations.
     In the event of any ambiguity in this Agreement, any term which is not defined in this Agreement or any matters as to which this Agreement is silent, the Plan shall govern.
Section 4.7 — Amendment.
     This Agreement may not be amended in any manner except by an instrument in writing signed by both parties hereto. The waiver by either party of compliance with any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement or of any subsequent breach of such party of a provision of this Agreement.
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     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by a duly authorized officer and Optionee has hereunto set Optionee’s hand.

THERMO FISHER SCIENTIFIC INC.

BY:

Signature of Optionee:
[ ]

Address

Social Security Number